Exhibit 99.1

BROADRIDGE REPORTS STRONG SECOND QUARTER FISCAL 2008 RESULTS

LAKE SUCCESS, NY – February 7, 2008 – Broadridge Financial Solutions, Inc. (NYSE:BR), a leading global provider of technology-based outsourcing solutions to the financial services industry, today reported earnings of $28.9 million, or $0.21 per share for the second quarter ended December 31, 2007, compared to $28.0 million or $0.20 per share for the comparable quarter of the previous fiscal year.

Commenting on the results, Richard J. Daly, Chief Executive Officer, said, “We are pleased with our second quarter revenue and earnings, which continue to be enhanced by market activity. Increased trading volume continues to provide positive momentum, although it provided less benefit this quarter than in our first quarter. Event-driven revenue was a more significant contributor this quarter than it was in our first quarter. Our operating margin increased, largely as a result of the inherent operating scale in our business. We believe that our strong second quarter performance and volume trends move us towards the higher end of our $1.30-$1.40 earnings per share guidance range.”

For the second quarter, net revenues grew 8% to $465.1 million from $431.3 million in the second quarter of fiscal year 2007. Net earnings increased 3% to $28.9 million from $28.0 million, and diluted earnings per share increased to $0.21 per share on slightly more shares outstanding, compared to $0.20 per share in the second quarter of fiscal year 2007. Excluding adjustments for one-time transition expenses and interest on debt related to Broadridge’s March 2007 spin-off from Automatic Data Processing, Inc. (NYSE:ADP), the Non-GAAP net earnings for the second quarter of fiscal year 2008 grew to $36.9 million from $28.6 million, an increase of 29%, or $0.26 per share from $0.21 per share, compared to the second quarter of fiscal year 2007.

Net revenue growth in the second quarter of fiscal year 2008 was driven primarily by sales, internal growth from higher trading volumes, increases in Transaction Reporting and Fulfillment services, as well as higher event-driven activity in Mutual Fund Proxies and favorable foreign exchange rates, offset by the loss of two large clients previously announced in fiscal year 2007. Pre-tax margin of 10.2% decreased by 0.5 percentage points primarily as a result of the aforementioned spin-off adjustments. Our closed sales for the quarter were $38 million and are 5% greater than last year’s comparable quarter and 9% greater on a year-to-date basis.

For the six months ended December 31, 2007, net revenues grew by 5% to $916.3 million primarily driven by sales, internal growth from higher trading volumes, increases in Interim Communication services and Transaction Reporting and Fulfillment services, as well as higher event-driven revenues related to Mutual Fund Proxies. The growth in these revenue areas helped to more than offset the impact of the loss of two large clients we previously announced. Pre-tax margins of 11.6% increased by 1.0 percentage point resulting from the inherent operating leverage in the business. Diluted earnings per share increased 12% to $0.46 for the first six months of fiscal year 2008, compared to diluted earnings per share of $0.41 in the first six months of fiscal year 2007. Excluding the aforementioned spin-off adjustments, the Non-GAAP net earnings for the six months ended December 31, 2007 grew to $79.5 million from $57.5 million, an increase of 38%, or $0.57 per share from $0.42 per share. A reconciliation of Non-GAAP to GAAP measures is included at the end of this release.

Analysis of Second Quarter Fiscal Year 2008

In the third quarter of fiscal year 2007, we changed our method for determining intersegment transfer pricing. This change had no impact on our consolidated results. In the business segment discussion below, we compare actual results for fiscal year 2008 to results for fiscal year 2007 that are adjusted to reflect the change in transfer pricing. We believe this provides a more meaningful comparison between current quarter results and prior quarters. A reconciliation to fiscal year 2007 results, as reported, is included at the end of this release.

Investor Communication Solutions

Net revenues for the Investor Communication Solutions segment increased 6% compared to the second quarter of fiscal year 2007, on both an as adjusted and as reported basis, to $303.2 million in the second quarter of fiscal year 2008. The increase was driven primarily by internal growth from Interim Communications and Transaction Reporting and Fulfillment services, as well as higher event-driven revenues related to Mutual Fund Proxies. Net new business (sales less losses) reduced revenue growth by 3%. Operating margin increased 3.3 percentage points compared to the second quarter of fiscal year 2007, as adjusted, and 3.2 percentage points on an as reported basis, primarily as a result of operating leverage associated with internal growth and event-driven revenues, and to a lesser degree a more favorable mix in distribution fees.

Securities Processing Solutions

Net revenues for the Securities Processing Solutions segment increased 2% compared to the second quarter of fiscal year 2007, on an as adjusted basis, to $127.6 million in the second quarter of fiscal year 2008, and essentially unchanged compared to the second quarter of fiscal year 2007, on an as reported basis. The increase was primarily related to internal growth for equity and fixed income trade processing. Net new business reduced revenue growth by 3%. Operating margin decreased 1.4 percentage points compared to the second quarter of fiscal year 2007, as adjusted, as a result of higher expenses associated with incremental investments and slightly higher operating cost. Operating margin decreased 2.4 percentage points compared to the second quarter of fiscal year 2007, on an as reported basis.

Clearing and Outsourcing Solutions

Net revenues for the Clearing and Outsourcing Solutions segment increased 7% compared to the second quarter of fiscal year 2007, on both an as adjusted and as reported basis, to $24.7 million in the second quarter of fiscal year 2008. The increase was driven primarily from net new business growth across both the clearing services and outsourcing services businesses and to a lesser degree internal growth from increased trade volume. Net new business increased revenue growth by 2%. Operating loss of $1.6 million for the second quarter of fiscal year 2008 improved by $0.5 million from a loss of $2.1 million in the second quarter of fiscal year 2007, as adjusted, and improved by $3.0 million from a loss of $4.6 million in the second quarter of fiscal year 2007, on an as reported basis, as a result of the inherent operating leverage in the business associated with revenue from internal growth and new clients.

Fiscal Year 2008 Financial Guidance

Our fiscal year 2008 financial guidance, which we increased in the first quarter of fiscal year 2008, is as follows: 1% - 4% revenue growth and earnings per share before one-time transition expenses towards the higher end of our $1.30 - $1.40 per share range, based on diluted weighted average shares outstanding of approximately 141 million shares.

Mr. Daly commented, “The first half of our fiscal year has provided a great start. However, we do not expect to see the same magnitude of positive year-over-year performance in our financial results in the second half of the year. Markets are difficult to predict, therefore our guidance does not contemplate any major change in the markets we serve that could result in a significant change in market activity.”

Non-GAAP Measures

In certain circumstances, results have been presented that are Non-GAAP measures and should be viewed in addition to, and not as a substitute for, the Company’s reported results. Management believes such Non-GAAP measures provide investors a more complete understanding of Broadridge’s underlying operational results. These Non-GAAP measures are indicators that management uses to provide additional meaningful comparisons between current results and prior reported results, and as a basis for planning and forecasting for future periods. A reconciliation of Non-GAAP to GAAP measures is available in the accompanying schedules to this release and on the Broadridge Investor Relations home page at www.broadridge-ir.com.

Earnings Conference Call

An analyst conference call will be held today, Thursday, February 7th at 8:30 a.m. ET. A live webcast of the call will be available to the public on a listen-only basis. To listen to the webcast and view the slide presentation, go to www.broadridge-ir.com and click on the webcast icon. The presentation will be available to download and print approximately 30 minutes before the webcast on the Broadridge Investor Relations home page at www.broadridge-ir.com. Broadridge’s news releases, current financial information, SEC filings and Investor Relations presentations are accessible on the same website.

About Broadridge

Broadridge Financial Solutions, Inc., with over $2.0 billion in revenues and more than 40 years of experience, is a leading global provider of technology-based outsourcing solutions to the financial services industry. Our systems and services include investor communication, securities processing, and clearing and outsourcing solutions. We offer advanced, integrated systems and services that are dependable, scalable and cost-efficient. Our systems help reduce the need for clients to make significant capital investments in operations infrastructure, thereby allowing them to increase their focus on core business activities. For more information about Broadridge, please visit www.broadridge.com.

Forward-Looking Statements

This press release and other written or oral statements made from time to time by representatives of Broadridge may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature, such as our fiscal 2008 financial guidance, and which may be identified by the use of words like “expects,” “assumes,” “projects,” “anticipates,” “estimates,” “we believe,” “could be” and other words of similar meaning, are forward-looking statements. These statements are based on management’s expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed. These risks and uncertainties include those risk factors discussed in Part I, “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended June 30, 2007 (the “2007 Annual Report”). Any forward-looking statements are qualified in their entirety by reference to the factors discussed in the 2007 Annual Report. These risks include: Broadridge’s success in retaining and selling additional services to its existing clients and obtaining new clients; the pricing of Broadridge’s products and services; changes in laws affecting the investor communication services provided by Broadridge; changes in laws regulating registered clearing agencies and broker-dealers; declines in trading volume, market prices, liquidity of securities markets or proprietary trading activity; Broadridge’s ability to continue to obtain data center services from its former parent company, Automatic Data Processing, Inc.

(“ADP”); Broadridge’s debt levels and financing costs, including the impact of its credit ratings on such costs; the ability of Broadridge to develop brand recognition and its reputation with its clients and employees following its separation from ADP in March 2007; the incurrence of additional costs attributable to Broadridge’s operations as a stand-alone public company; Broadridge’s ability to continue to obtain transitional services from ADP for up to one year from the date of Broadridge’s March 2007 spin-off from ADP; changes in technology; availability of skilled technical employees; the impact of new acquisitions and divestitures; competitive conditions; and overall market and economic conditions.

Broadridge disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information

Investors:

Marvin Sims

Broadridge Financial Solutions, Inc.

Vice President, Investor Relations

(516) 472-5477

Broadridge Financial Solutions, Inc.

Condensed Consolidated and Combined Statements of Earnings

(In millions, except per share amounts)

(Unaudited)

	Three months ended December 31,		Six months ended December 31,
	2007	2006	2007	2006
Revenues:
Services revenues	$450.5	$416.8	$886.0	$842.9
Other	23.9	20.7	48.4	40.1

Total revenues	474.4	437.5	934.4	883.0
Interest expense from securities operations	9.3	6.2	18.1	11.6

Net revenues	465.1	431.3	916.3	871.4

Cost of net revenues	345.7	333.2	679.9	675.8
Selling, general and administrative expenses	62.5	51.1	111.6	101.6
Other expenses, net	9.6	1.0	18.4	1.6

Total expenses	417.8	385.3	809.9	779.0

Earnings before income taxes	47.3	46.0	106.4	92.4
Provision for income taxes	18.4	18.0	41.5	35.9

Net earnings	$28.9	$28.0	$64.9	$56.5

Earnings per share:
Basic	$0.21	$0.20	$0.47	$0.41
Diluted	$0.21	$0.20	$0.46	$0.41

Weighted-average shares outstanding:
Basic	139.3	138.8	139.2	138.8
Diluted	140.9	138.8	140.3	138.8

Dividends declared per common share	$0.06	na	$0.12	na

na – not applicable

Broadridge Financial Solutions, Inc.

Condensed Consolidated Balance Sheets

(In millions, except per share amounts)

(Unaudited)

	December 31, 2007	June 30, 2007
Assets
Current assets:
Cash and cash equivalents	$104.2	$88.6
Cash and securities segregated for regulatory purposes and securities deposited with clearing organizations	3.1	66.4
Accounts receivable, net of allowance for doubtful accounts of $4.3 and $2.6, respectively	333.0	502.7
Securities clearing receivables, net of allowance for doubtful accounts of $2.1 and $2.1, respectively	1,665.3	1,241.2
Other current assets	63.2	61.1

Total current assets	2,168.8	1,960.0
Property, plant and equipment, net	77.7	77.4
Other non-current assets	145.8	129.2
Goodwill	487.2	480.2
Intangible assets, net	31.8	31.4

Total assets	$2,911.3	$2,678.2

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$82.9	$91.5
Accrued expenses and other current liabilities	184.3	287.9
Securities clearing payables	961.7	915.4
Deferred revenues	9.8	24.6
Short-term borrowings	426.0	109.2

Total current liabilities	1,664.7	1,428.6
Long-term debt	522.8	617.7
Other non-current liabilities	59.3	61.0
Deferred revenues	54.7	39.8

Total liabilities	2,301.5	2,147.1

Commitments and contingencies

Stockholders’ equity:
Preferred stock: Authorized, 25.0 shares; issued and outstanding, none	—	—
Common stock, $0.01 par value: Authorized, 650.0 shares; issued, 139.9 shares and 139.3 shares, respectively	1.4	1.4
Additional paid-in capital	437.0	412.9
Retained earnings	137.7	90.3
Treasury stock – at cost	(0.5)	(0.1)
Accumulated other comprehensive income	34.2	26.6

Total stockholders’ equity	609.8	531.1

Total liabilities and stockholders’ equity	$2,911.3	$2,678.2

Broadridge Financial Solutions, Inc.

Segment Results

(In millions)

(Unaudited)

	Net revenues
	Three months ended December 31,		Six months ended December 31,
	2007	2006	2007	2006
Investor Communication Solutions	$303.2	$287.1	$602.3	$595.1
Securities Processing Solutions	127.6	127.7	252.0	244.2
Clearing and Outsourcing Solutions	24.7	23.2	49.4	45.0
Other	5.2	(4.0)	7.6	(7.9)
Foreign exchange	4.4	(2.7)	5.0	(5.0)

Total	$465.1	$431.3	$916.3	$871.4

	Earnings before Income Taxes
	Three months ended December 31,		Six months ended December 31,
	2007	2006	2007	2006
Investor Communication Solutions	$27.2	$16.7	$57.0	$41.3
Securities Processing Solutions	35.0	38.1	73.8	68.6
Clearing and Outsourcing Solutions	(1.6)	(4.6)	(3.6)	(10.2)
Other	(15.2)	(3.0)	(23.0)	(5.3)
Foreign exchange	1.9	(1.2)	2.2	(2.0)

Total	$47.3	$46.0	$106.4	$92.4

Broadridge Financial Solutions, Inc.

Reconciliation of GAAP to Non-GAAP Measures

Earnings, Margin and Per Share Reconciliation

(In millions, except per share and margin data)

(Unaudited)

	Three months ended December 31, 2007				Three months ended December 31, 2006
	Earnings before income taxes	Pre-tax margin	Net earnings	Net earnings per share	Earnings before income taxes	Pre-tax margin	Net earnings	Net earnings per share
GAAP basis measures	$47.3	10.2%	$28.9	$0.21	$46.0	10.7%	$28.0	$0.20
Non-GAAP adjustments:
One-time transition expenses	3.5	0.7%	2.1	0.01	—	—	—	—
Interest on new debt & other	9.6	2.1%	5.9	0.04	1.0	0.2%	0.6	0.01

Total Non-GAAP adjustments	13.1	2.8%	8.0	0.05	1.0	0.2%	0.6	0.01

Non-GAAP measures	$60.4	13.0%	$36.9	$0.26	$47.0	10.9%	$28.6	$0.21

	Six months ended December 31, 2007				Six months ended December 31, 2006
	Earnings before income taxes	Pre-tax margin	Net earnings	Net earnings per share	Earnings before income taxes	Pre-tax margin	Net earnings	Net earnings per share
GAAP basis measures	$106.4	11.6%	$64.9	$0.46	$92.4	10.6%	$56.5	$0.41
Non-GAAP adjustments:
One-time transition expenses	5.6	0.6%	3.4	0.03	—	—	—	—
Interest on new debt & other	18.4	2.0%	11.2	0.08	1.6	0.2%	1.0	0.01

Total Non-GAAP adjustments	24.0	2.6%	14.6	0.11	1.6	0.2%	1.0	0.01

Non-GAAP measures	$130.4	14.2%	$79.5	$0.57	$94.0	10.8%	$57.5	$0.42

Broadridge Financial Solutions, Inc.

Intersegment Transfer Price Reconciliation

(In millions, except margin data)

(Unaudited)

	Three months ended December 31,		Six months ended December 31,
	2007	2006	2007	2006
Investor Communication Solutions
Net revenue as reported	$303.2	$287.1	$602.3	$595.1
Transfer pricing adjustment	—	(1.0)	—	(2.0)

Net revenue as adjusted - Non-GAAP	$303.2	$286.1	$602.3	$593.1

EBT as reported	$27.2	$16.7	$57.0	$41.3
Transfer pricing adjustment	—	(0.3)	—	(0.7)

EBT as adjusted - Non-GAAP	$27.2	$16.4	$57.0	$40.6

Margin % as reported	9.0%	5.8%	9.5%	6.9%
Margin % as adjusted - Non-GAAP	9.0%	5.7%	9.5%	6.8%

Securities Processing Solutions
Net revenue as reported	$127.6	$127.7	$252.0	$244.2
Transfer pricing adjustment	—	(3.1)	—	(6.0)

Net revenue as adjusted - Non-GAAP	$127.6	$124.6	$252.0	$238.2

EBT as reported	$35.0	$38.1	$73.8	$68.6
Transfer pricing adjustment	—	(2.2)	—	(4.3)

EBT as adjusted - Non-GAAP	$35.0	$35.9	$73.8	$64.3

Margin % as reported	27.4%	29.8%	29.3%	28.1%
Margin % as adjusted - Non-GAAP	27.4%	28.8%	29.3%	27.0%

Clearing and Outsourcing Solutions
Net revenue as reported	$24.7	$23.2	$49.4	$45.0
Transfer pricing adjustment	—	—	—	—

Net revenue as adjusted - Non-GAAP	$24.7	$23.2	$49.4	$45.0

EBT as reported	$(1.6)	$(4.6)	$(3.6)	$(10.2)
Transfer pricing adjustment	—	2.5	—	5.0

EBT as adjusted - Non-GAAP	$(1.6)	$(2.1)	$(3.6)	$(5.2)

Margin % as reported	-6.5%	-19.8%	-7.3%	-22.7%
Margin % as adjusted - Non-GAAP	-6.5%	-9.1%	-7.3%	-11.6%